EXHIBIT 99.3

FOR IMMEDIATE RELEASE

Timberline Resources Announces Drill Results from Its Lookout Mountain Gold Project

Coeur d’Alene, Idaho – September 8, 2011 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced assay results from the first 13 holes of the ongoing 30,000-foot drill program at its flagship Lookout Mountain Gold Project along the Battle Mountain - Eureka Trend of central Nevada.

Lookout Mountain is the most advanced project within Timberline's 23 square-mile South Eureka land package, located just a few miles from Barrick Gold Corporation's two-million ounce Archimedes / Ruby Hill mine.  South Eureka contains sediment-hosted gold mineralization, most of which is amenable to low-cost, heap-leach recovery.  Timberline's current resource estimate at Lookout Mountain consists of 286,000 ounces of gold in the Measured & Indicated Resource(1) categories and 206,000 ounces of gold in the Inferred Resource(1) category, utilizing a cut-off grade of 0.006 ounces of gold per ton (opt) (0.21 grams per metric tonne (g/t)) for oxide material and 0.030 opt (1.03 g/t) for sulfide material.

South Eureka also includes a pipeline of earlier-stage projects that feature past gold production, historic gold estimates, and/or mineralized drill intercepts along three extensive mineralized trends.

Timberline’s planned $3 million exploration and drilling program for 2011 is designed to include:

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Drilling to expand and upgrade the NI 43-101 resource at Lookout Mountain both laterally and along strike.

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Drilling known mineralized zones, including some with historic gold resources, with an objective of bringing them into NI 43-101 compliance.

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Initial drill testing of large, prioritized, structural and geochemical targets at various locations across South Eureka.

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Additional metallurgical testing and engineering studies to further define process characteristics of the mineralization.

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Commencement of permitting activities and environmental baseline studies necessary for a production decision.

Paul Dircksen, Timberline’s President and CEO, said, “These initial results support our program by: (1) extending the Lookout Mountain resource into the South Adit area, and (2) demonstrating resource continuity in the southern portion of Lookout Mountain.  We are also pleased with initial drill results to the west of the resource as we await additional drilling and subsequent assays from that area.  Meanwhile, sodium cyanide (NaCN) shake tests continue to demonstrate excellent gold recoveries, supporting our belief in the potential to develop a low cost, run-of-mine, heap leach operation at Lookout Mountain.”

The following table summarizes significant drill intercepts within three categories:

Lateral Expansion - West of Lookout Mountain Project resource

Drill Hole	From (feet)	Length (feet)(2)	Gold (opt)(3)	From (metres)	Length (metres)(2)	Gold (g/t)(3)	NaCN Recovery
BHSE-079	60	60	0.010	18.3	18.3	0.34	99%
BHSE-080	75	15	0.011	22.9	4.6	0.38	99%
BHSE-081	0	10	0.013	0.0	3.1	0.45	100%

Strike Extension – South Adit Zone

Drill Hole	From (feet)	Length (feet)(2)	Gold (opt)(3)	From (metres)	Length (metres)(2)	Gold (g/t)(3)	NaCN Recovery
BHSE-083	450	40	0.010	137.2	12.2	0.34	94%
BHSE-087	20	45	0.013	6.1	13.7	0.45	95%
BHSE-090	105	45	0.015	32.0	13.7	0.51	63%
BHSE-091	170	30	0.011	51.8	9.1	0.38	65%
BHSE-093	395	70	0.023	120.4	21.3	0.79	80%
BHSE-093	505	55	0.033	153.9	16.8	1.13	91%
BHSE-093	610	10	0.018	185.9	3.1	0.62	69%

Resource Upgrade – Lookout Mountain Project resource

Drill Hole	From (feet)	Length (feet)(2)	Gold (opt)(3)	From (metres)	Length (metres)(2)	Gold (g/t)(3)	NaCN Recovery
BHSE-082	30	40	0.016	9.1	12.2	0.55	100%
BHSE-082	265	60	0.014	80.8	18.3	0.48	95%
BHSE-082	510	90	0.023	155.5	27.4	0.79	72%
BHSE-086	330	105	0.010	100.6	32.0	0.34	87%

Notes:

(1)

Measured & Indicated: 13,640,000 tons (2,032,000 tonnes) grading 0.021 opt (0.73 g/t) gold

Inferred:  16,420,000 tons (14,896,000 tonnes) grading 0.012 opt (0.42 g/t) gold

The effective date of the Lookout Mountain gold resources is February 15, 2011.

(2)

True widths of the drill intercepts are not known

(3)

Troy ounces per ton (opt) and grams per tonne (g/t)

Paul Dircksen, Timberline’s Executive Chairman, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program, including the insertion of certified standards and blank material into the assay stream.  After logging and cutting or dividing the sample intervals in half, the samples were picked up by Inspectorate America Corporation and taken to their ISO-9001 certified assay lab in Sparks, Nevada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 3 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.  ALS Chemex, an ISO-9001 certified assay lab, provides check assays for mineralized intervals with gold assays above 100 ppb gold.

2 | TIMBERLINE RESOURCES

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States.  The Company is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere.  Timberline also features a 50-percent carried-to-production interest at its Butte Highlands Joint Venture where gold production is slated to commence early in 2012.  Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.  The Company also holds Timberline Drilling, a wholly-owned subsidiary that provides diamond drilling services and cash flow from underground and surface contract drilling operations.

Timberline is listed on the NYSE Amex where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Cautionary note to U.S. investors concerning estimates of measured and indicated resources: This press release uses the terms "measured resources", "indicated resources" and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Cautionary note to U.S. investors concerning estimates of inferred resources: This press uses the term "inferred resources". We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing or results of the Company’s drill programs at Butte Highlands and South Eureka, the timing of assay results from such drilling programs being released, the district-scale potential of the South Eureka project, the expansion of the mineralization at the South Eureka project, the timing of a production decision at the South Eureka project, the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, results of the Company’s drilling subsidiaries, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2010.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

3 | TIMBERLINE RESOURCES